Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2020 FIRST-QUARTER FINANCIAL RESULTS

Financial and Business Highlights:

•                  Net Sales, Profitability Exceeded Expectations

•                  Launched First-to-Market Posaconazole

•                  Expanded Pipeline with Significant Future Opportunities:

•                  Levothyroxine (Approved)

•                  Generic ADVAIR DISKUS®

•                  Successfully Completed $86.25 Million Convertible Notes Offering

Philadelphia, PA — November 6, 2019 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2020 first quarter ended September 30, 2019.

“Our topline and bottom-line for the fiscal 2020 first quarter exceeded our expectations, largely due to strong sales of certain key products and the launch of Posaconazole late in the period,” said Tim Crew, chief executive officer of Lannett.  “We continue to build our business and expand our opportunities for ongoing growth.  In the current quarter, we are now launching our third new product and plan to launch several more over the next several months.  In addition, we secured exclusive U.S. commercialization rights to an approved ANDA for Levothyroxine Sodium Tablets, as well as an advanced development program for generic ADVAIR DISKUS®, a drug used to treat symptoms associated with asthma and other respiratory diseases.  Both medications are potentially large market opportunities.

“Near the end of the first quarter, we completed an $86.25 million convertible notes offering, due 2026, and used the net proceeds to pay down half of our outstanding Term A Loans.  Our existing cash position exceeds the remaining balance of the Term A Loans, which mature in about one year.  As a result of the transaction, we lowered our interest expense, strengthened our balance sheet and improved our financial flexibility.”

For the fiscal 2020 first quarter, on a GAAP basis, net sales were $127.3 million compared with $155.1 million for the first quarter of fiscal 2019.  Gross profit was $42.7 million, or 33% of total net sales, compared with $59.1 million, or 38% of total net sales.  Net loss was $12.2 million, or $0.32 per share.  Net loss for the prior year first quarter, which included asset impairment charges of $369.5 million, was $287.5 million, or $7.65 per share.

For the fiscal 2020 first quarter reported on a Non-GAAP basis, net sales were $127.3 million compared with $155.1 million for the first quarter of fiscal 2019.  Adjusted gross profit was $52.6 million, or 41% of adjusted net sales, compared with $68.7 million, or 44% of adjusted net sales, for the prior-year first quarter.  Adjusted interest expense was $15.3 million compared with $16.9 million for the first quarter of fiscal 2019.  Adjusted net income was $8.8 million, or $0.22 per diluted share, compared with $16.9 million, or $0.44 per diluted share, for the fiscal 2019 first quarter.

Guidance for Fiscal 2020

As discussed above, the company expects interest and other expense for fiscal 2020 to be lower than previously estimated as a result of the convertible notes offering.  Based on its current outlook, the company revised certain items in its GAAP guidance and reiterated adjusted guidance for fiscal year 2020, except for interest and other.  The full guidance is as follows:

	GAAP	Adjusted**
Net sales	$525 million to $545 million, unchanged	$525 million to $545 million, unchanged
Gross margin %	Approximately 33.5% to 35.5%, unchanged	Approximately 40% to 42%, unchanged
R&D expense	$34 million to $36 million, unchanged	$34 million to $36 million, unchanged
SG&A expense	$69 million to $72 million, up from $68 million to $71 million	$63 million to $66 million, unchanged
Restructuring expense	$2 million to $4 million, unchanged	$—
Asset impairment charges	$2 million	$—
Interest and other	$70 million to $72 million, down from $71 million to $73 million	$54 million to $56 million, down from $56 million to $58 million
Effective tax rate	Approximately 16% to 17%, down from approximately 26% to 29%	Approximately 22% to 23%, unchanged
Adjusted EBITDA*	N/A	$145 million to $160 million, unchanged
Capital expenditures	$20 million to $25 million, unchanged	$20 million to $25 million, unchanged

**A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the attached financial tables.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2020 first quarter ended September 30, 2019.  The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 49151826.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  The company also believes that including Adjusted EBITDA, as defined in the company’s existing Credit Agreement, is appropriate to provide additional information to investors to demonstrate the company’s ability to comply with financial debt covenants.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

*Adjusted EBITDA excludes the same adjustments discussed above, as well as additional adjustments permitted under the company’s existing Credit Agreement.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, successfully commercializing recently launched products and planned product launches, and achieving the financial metrics stated in the company’s guidance for fiscal 2020, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$101,008	$140,249
Accounts receivable, net	173,109	164,752
Inventories	149,162	143,971
Prepaid income taxes	159	—
Assets held for sale	4,637	9,671
Other current assets	6,994	13,606
Total current assets	435,069	472,249
Property, plant and equipment, net	184,889	186,670
Intangible assets, net	427,253	411,229
Goodwill	—	—
Operating lease assets	6,410	—
Deferred tax assets	110,396	109,305
Other assets	7,914	7,960
TOTAL ASSETS	$1,171,931	$1,187,413

LIABILITIES
Current liabilities:
Accounts payable	$26,927	$13,493
Accrued expenses	6,233	5,805
Accrued payroll and payroll-related expenses	12,347	19,924
Rebates payable	43,358	46,175
Royalties payable	16,597	16,215
Restructuring liability	1,167	2,315
Other current liabilties	3,652	3,652
Income taxes payable	—	2,198
Short-term borrowings and current portion of long-term debt	66,845	66,845
Current operating lease liabilities	1,932	—
Total current liabilities	179,058	176,622
Long-term debt, net	654,432	662,203
Long-term operating lease liabilities	5,626	—
Other liabilities	14,711	14,547
TOTAL LIABILITIES	853,827	853,372

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 39,629,271 and 38,969,518 shares issued; 38,526,558 and 38,010,714 shares outstanding at September 30, 2019 and June 30, 2019, respectively)	40	39
Additional paid-in capital	314,645	317,023
Retained earnings	19,918	32,075
Accumulated other comprehensive loss	(661)	(615)
Treasury stock (1,102,713 and 958,804 shares at September 30, 2019 and June 30, 2019, respectively)	(15,838)	(14,481)
Total stockholders’ equity	318,104	334,041
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,171,931	$1,187,413

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	(UNAUDITED)
	Three months ended
	September 30,
	2019	2018

Net sales	$127,342	$155,054
Cost of sales	77,656	87,690
Amortization of intangibles	7,028	8,223
Gross profit	42,658	59,141
Operating expenses:
Research and development expenses	8,940	9,810
Selling, general, and administrative expenses	21,308	20,588
Restructuring expenses	1,388	1,022
Asset impairment charges	1,618	369,499
Total operating expenses	33,254	400,919
Operating income (loss)	9,404	(341,778)
Other income (loss):
Loss on extinguishment of debt	(2,145)	—
Investment income	729	379
Interest expense	(19,292)	(21,433)
Other	934	(296)
Total other loss	(19,774)	(21,350)
Loss before income tax	(10,370)	(363,128)
Income tax expense (benefit)	1,787	(75,600)
Net Loss	$(12,157)	$(287,528)

Loss per common share:
Basic	$(0.32)	$(7.65)
Diluted	$(0.32)	$(7.65)

Weighted average common shares outstanding:
Basic	38,309,267	37,586,327
Diluted	38,309,267	37,586,327

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended September 30, 2019

	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense	Net income (loss)	Diluted earnings (loss) per share (k)
GAAP Reported	$127,342	$77,656	$7,028	$42,658	33%	$8,940	$21,308	$1,388	1,618	$9,404	$(19,774)	$(10,370)	$1,787	$(12,157)	$(0.32)
Adjustments:
Amortization of intangibles (a)	—	—	(7,028)	7,028		—	—	—	—	7,028	—	7,028	—	7,028
Cody API business (b)	—	(1,722)	—	1,722		(420)	(214)	—	—	2,356	—	2,356	—	2,356
Depreciation on capitalized software costs (c)	—	—	—	—		—	(1,058)	—	—	1,058	—	1,058	—	1,058
Decommissioning of Philadelphia sites (d)	—	(989)	—	989		—	—	—	—	989	—	989	—	989
Restructuring expenses (e)	—	—	—	—		—	—	(1,388)	—	1,388	—	1,388	—	1,388
Asset impairment charges (f)	—	—	—	—		—	—	—	(1,618)	1,618	—	1,618	—	1,618
Non-cash interest (g)	—	—	—	—		—	—	—	—	—	4,008	4,008	—	4,008
Loss on extinguishment of debt (h)	—	—	—	—		—	—	—	—	—	2,145	2,145	—	2,145
Other (i)	—	(208)	—	208		—	(2,090)	—	—	2,298	(966)	1,332	—	1,332
Tax adjustments (j)	—	—	—	—		—	—	—	—	—	—	—	999	(999)

Non-GAAP Adjusted	$127,342	$74,737	$—	$52,605	41%	$8,520	$17,946	$—	$—	$26,139	$(14,587)	$11,552	$2,786	$8,766	$0.22

(a)           To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.

(b)          To exclude the operating results of the ceased Cody API business

(c)           To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d)          To exclude the costs related to the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites

(e)           To exclude expenses associated with the Cody API Restructuring Plan

(f)            To exclude impairment charges primarily associated with an operating lease right-of-use asset

(g)           To exclude non-cash interest expense associated with debt issuance costs

(h)          To exclude the loss on extinguishment of debt primarily related to the partial repayment of outstanding Term Loan A balance

(i)             To primarily exclude accrued separation costs related to the Company’s former Chief Financial Officer as well as gains on sales of assets previously held for sale

(j)             To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(k)          The weighted average share number for the three months ended September 30, 2019 is 38,309,267 for GAAP and 40,653,053 for the non-GAAP earnings (loss) per share calculations. As a result of the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the “if-converted” method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended September 30, 2018

	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (h)
GAAP Reported	$155,054	$87,690	$8,223	$59,141	38%	$9,810	$20,588	$1,022	369,499	$(341,778)	$(21,350)	$(363,128)	$(75,600)	$(287,528)	$(7.65)
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(8,223)	8,223		—	—	—	—	8,223	—	8,223	—	8,223
Restructuring expenses (c)	—	—	—	—		—	—	(1,022)	—	1,022	—	1,022	—	1,022
Asset impairment charges (d)	—	—	—	—		—	—	—	(369,499)	369,499		369,499	—	369,499
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	4,538	4,538	—	4,538
Other (f)	—	—	—	—		—	(1,340)	—	—	1,340	—	1,340	—	1,340
Tax adjustments (g)	—	—	—	—		—	—	—	—	—	—	—	81,504	(81,504)

Non-GAAP Adjusted	$155,054	$86,355	$—	$68,699	44%	$9,810	$19,248	$—	$—	$39,641	$(16,812)	$22,829	$5,904	$16,925	$0.44

(a)           Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b)          Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.

(c)           To exclude expenses associated with the 2016 Restructuring Plan and, to a lesser extent, the Cody Restructuring Plan

(d)          To exclude asset impairment charges related to goodwill and other long-lived assets

(e)           To exclude non-cash interest expense associated with debt issuance costs

(f)            To primarily exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(g)           The tax effect of the pre-tax adjustments included at applicable tax rates

(h)          The weighted average share number for the three months ended September 30, 2018 is 37,586,327 for GAAP and 38,752,010 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in thousands)

Three months ended
September 30, 2019

Net loss	$(12,157)

Interest expense	19,292
Depreciation and amortization	12,789
Income tax expense	1,787
EBITDA	21,711

Share-based compensation	4,459
Inventory write-down	3,510
Asset impairment charges	1,618
Investment income	(729)
Loss on extinguishment of debt	2,145
Other non-operating income	(934)
Restructuring expenses	1,388
Restructuring payments	(2,536)
Cody API business (a)	2,356
Decommissioning of Philadelphia sites (b)	989
Other (c)	1,091
Adjusted EBITDA (Non-GAAP)	$35,068

(a)   To exclude the operating results of the ceased Cody API business

(b)   To exclude the costs related to the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites

(c)   To primarily exclude separation costs related to the Company’s former Chief Financial Officer

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2020 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$525 - $545	—		$525 - $545
Gross margin percentage	approx. 33.5% to 35.5%	(6.5%)	(a)	approx. 40% to 42%
R&D expense	$34 - $36	—		$34 - $36
SG&A expense	$69 - $72	($6)	(b)	$63 - $66
Restructuring expense	$2 - $4	($2 - $4)	(c)	—
Asset impairment charges	$2	($2)	(d)	—
Interest and other	$70 - $72	($16)	(e)	$54 - $56
Effective tax rate	approx. 16% to 17%	6%	(f)	approx. 22% to 23%
Adjusted EBITDA	N/A	N/A		$145 - $160
Capital expenditures	$20 - $25	—		$20 - $25

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b) The adjustment primarily excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(c) To exclude expenses associated with the Cody API Restructuring Plan

(d) This adjustment primarily excludes an impairment charge associated with an operating lease right-of-use asset

(e) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

(f) The adjustment reflects the impact of tax credits and deductions relative to expected annual pre-tax income

LANNETT COMPANY, INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2020 Guidance
	Low	High

Net income (loss)	$(1.0)	$6.0

Interest expense	70.0	72.0
Depreciation and amortization	56.0	57.0
Income taxes	—	2.0
EBITDA	125.0	137.0

Share-based compensation	9.0	10.0
Inventory write-down	7.0	8.0
Separation costs	1.0	1.0
Cody API business	2.0	2.0
Inpairment	2.0	2.0
Restructuring expenses	2.0	4.0
Restructuring payments	(3.0)	(4.0)
Adjusted EBITDA (Non-GAAP)	$145.0	$160.0

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended
($ in thousands)	September 30,
Medical Indication	2019	2018
Analgesic	$1,884	$1,829
Anti-Psychosis	28,034	10,889
Cardiovascular	21,606	21,770
Central Nervous System	19,257	14,286
Endocrinology	—	53,878
Gastrointestinal	16,962	17,594
Infectious Disease	11,895	4,480
Migraine	9,143	9,737
Respiratory/Allergy/Cough/Cold	2,707	3,584
Urinary	435	1,541
Other	9,861	10,805
Contract manufacturing revenue	5,558	4,661
Net Sales	$127,342	$155,054

PROGRESSION OF DEBT REPAYMENTS Since January 2018, cumulative repayment of ~$207 million, of which $167 million were voluntary payments Cash balance ~$101 million at September 30, 2019 Debt Balance Cumulative Payments *Excludes portion of Term A Loans repaid with net proceeds from 4.5% Convertible Senior Notes. $1,160.0 $1,035.4 $982.3 $897.3 $768.4 $671.8 $86.3 $124.6 $177.7 $262.7 $391.6 $401.9* 0 100 200 300 400 500 600 500 700 900 1,100 1,300 11/25/2015 6/30/2016 6/30/2017 6/30/2018 6/30/2019 9/30/2019 Debt Repayments - Since Inception (November 25, 2015) ($ in millions) Term A / Term B Debt Balance Convertible Notes Cumulative Payments $758.1